Exhibit 99.3
JULY 25, 2024 SECOND-QUARTER 2024 FINANCIAL RESULTS

Edison International | Second-Quarter 2024 Earnings Call 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), costs incurred to mitigate the risk of utility equipment causing future wildfires, and increased costs due to supply chain constraints, inflation and rising interest rates; • impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on the regulatory approval of operations and maintenance expenses, and proposed capital investment projects; • ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“) • risk that California Assembly Bill 1054 (“AB 1054“) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts; • physical security of Edison International’s and SCE’s critical assets and personnel and the cybersecurity of Edison International’s and SCE’s critical information technology systems for grid control, and business, employee and customer data; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Edison International | Second-Quarter 2024 Earnings Call 2 Second Quarter Key Messages $1.14 Q2 2024 GAAP EPS $1.23 Q2 2024 Core EPS1 Reiterated 5–7% Core EPS CAGR 2025–20283 Reiterated 5–7% Core EPS CAGR 2021–20252 Reaffirmed $4.75–5.05 2024 Core EPS Guidance1 Strong start to first half of the year; reaffirming 2024 Core EPS guidance SCE reaches another milestone in hardening distribution lines in high fire risk areas: 84% of planned hardening complete 2025 GRC proceeding on track. Additionally, SCE has reached partial settlements4 with intervenors 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42–4.62 3. Compound annual growth rate (CAGR) based on the midpoint of the 2025 EPS guidance range of $5.50–5.90 4. Refers to stipulated agreements entered into the GRC’s procedural record 2 Continued confidence in delivering on 5–7% Core EPS growth for 2021–2025 and 2025–2028 1 2 3 5 4 Electrification demand trends are materializing sooner than expected — 10-year load growth forecast up 35% over last two years

Edison International | Second-Quarter 2024 Earnings Call 3 Customer demand is accelerating — 10-year load growth forecast has increased significantly over last two years 2022 Distribution System Plan 2024 Distribution System Plan +4.2 GW +5.6 GW EV Load Non-EV Load …Now expect 35% higher 10-year load growth SCE Projected Load Growth, Total New Gigawatts Load growth trends underscore sustained need for distribution grid investment, reinforcing our wires-focused strategy +35% Customers requesting new load growth projects Expect new policy-driven EV and building electrification load Current forecast likely conservative as emerging loads materialize over longer-term Demand trends materializing sooner than expected…

SCE rate increases through 2028 now expected to be near inflation, providing headroom for additional investment

SCE has the lowest system average rate among California IOUs

System Average Rate[1,2,3], Cents per kWh



Current
Forecast →
~2.6% CAGR
33.7
+26% vs. SCE
33.1
+24% vs. SCE
26.7
29.6
SCE's rate growth aligns closely with local inflation (*including* full 2025 GRC request and full legacy wildfire cost recovery) as historical cost recovery rolls out of rates and kWh consumption rises
PG&E
SDG&E
SOUTHERN CALIFORNIA EDISON
2025
2026
2027
2028

1. All rates include California Climate Credit
2. Sources: SCE Advice 5307-E effective June 1, 2024, PG&E Advice 7307-E effective July 1, 2024, SDG&E Advice 4366-E effective March 1, 2024
3. Forecast incorporate 2025 GRC approval at full request, current forecast of purchased power costs, and approval of filed applications. Forecast subject to change. Actual rates will vary based on actual authorized rates, changes in market prices, variability in sales, collections, and timing regulatory decisions, and other factors

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SCE estimates its wildfire mitigation and PSPS have significantly reduced probability of losses from catastrophic wildfires[1,2]

Loss levels **tied to AB 1054** fund and liability cap

Uses **Moody's RMS'** model widely used by insurance industry to price risk

Stochastic modeling of 50,000 simulations to estimate *future* probability of losses

Risk of Loss	Probability of Loss Reduced By
≥$1 billion[3] (AB 1054 Wildfire Insurance Fund threshold)	*~85%*
≥$3.5 billion[3] Drawn from Fund over 3 years (Proxy for Liability Cap)	*~88%*
≥$4 billion[3]	*90%+*

Achieved predominantly via grid hardening

Completed **84%** of planned grid hardening

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, CPUC reportable ignitions from 2014–Q3 2023, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, fast curve settings, and PSPS de-energization criteria
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. Includes (i) total potential insured losses estimated by Moody's RMS, and (ii) total potential uninsured losses estimated by SCE based on management experience and consultation with insurance industry experts. "Fund" refers to CA AB 1054 Wildfire Insurance Fund. SCE used Moody's RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability

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SCE reaches another milestone in hardening distribution lines in high fire risk area (HFRA): 84% of planned hardening complete

By end of 2025, expect to be approaching 90% of total distribution lines in high fire risk area hardened[1]

Status of Currently Planned Grid Hardening in HFRA[1]

Distribution circuit miles



Remaining Planned[2,3]
(~2,600 miles)
Underground
(~7,300 miles)
Completed
84%
of plan
Completed Hardening
(~13,200 miles)
Covered Conductor
(~5,900 miles)

1. Refers to circuit miles of distribution infrastructure in SCE's high fire risk areas (HFRA)
2. Includes covered conductor and undergrounding
3. 2025–2028 is subject to regulatory approval. SCE has requested funding for ~1,830 miles during 2025–2028 in its 2025 GRC

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Edison International | Second-Quarter 2024 Earnings Call 7 SCE’s total hardened miles in high fire risk area exceed all other California IOUs’ combined1 - 5 10 15 20 25 30 IOU A IOU B IOU C IOU D IOU E 1. As of December 31, 2023, ~13k distribution circuit miles vs. ~9k distribution circuit miles (underground and hardened overhead) for other IOUs combined 2. Estimated based on data reported by Large and Small IOUs (as defined by Office of Energy Infrastructure Safety) 2023–2025 Wildfire Mitigation Plans on Table 5-2, assuming proposed miles in those plans for 2023 were completed or based on disclosed data, and Q4 2023 Quarterly Data Reports Hardening Status of California IOU Distribution Lines in High Fire Risk Area (HFRA) Thousands of circuit miles, Sorted by percentage of total distribution circuit miles in HFRA hardened, Estimated as of December 31, 20232 Underground Hardened Overhead Not Yet Hardened

Edison International | Second-Quarter 2024 Earnings Call 8 California has the strongest wildfire risk reduction profile in the nation Suppression CAL FIRE Budget: Doubled since 2017-18 CAL FIRE Staffing: 80% increase since 2017-18 CAL FIRE’s fleet is the largest civil aerial firefighting fleet in the world Legislation AB 1054 passed in July 2019 Codified prudent manager standard Created $21 billion wildfire insurance fund Regulation Wildfire Mitigation Plan Safety Certification Substantial approved funding for wildfire mitigation ✓ ✓ ✓

Edison International | Second-Quarter 2024 Earnings Call 9 Edison’s 2023 sustainability achievements advanced our clean energy strategy and enhanced value to our stakeholders Climate Change Delivered 52% carbon-free power in terms of retail sales to SCE customers, 55% cleaner than the national average GHG intensity. Contracted approximately 2,200 MW energy storage at SCE, bringing total at year-end to approximately 7,200 MW owned or under contract — one of the largest portfolios in the nation. Advised on 1,300+ MW of renewable energy PPAs at Trio, bringing total to nearly 12,000 MW. Financing sustainability: Issued $775 million of green bonds and reported on the impacts of $2.5 billion of sustainable and green capital expenditures. Operational Excellence SCE’s operational excellence efforts are producing operational and maintenance savings for its customers: $160 million annually through the Wildfire Self-Insurance Program, $55 million cumulatively over GRC cycle by transforming the inspection process and $50 million cumulatively over the GRC cycle by finding ways to improve purchasing. 1,100+ MW of demand response program peak load reduction at SCE during times of grid stress and/or high energy prices. Met or exceeded nearly all Wildfire Mitigation Plan targets at SCE and reduced probability of loss from catastrophic wildfires linked to SCE equipment by 85% to 90%+ since 2018. Diversity, Equity & Inclusion $1M, four-year Lineworker Scholarship Program, focused on underrepresented talent, graduated its second cohort Spent ~$2.3B with diverse suppliers at SCE, representing 38.3% of SCE’s total procurement spend Executed organizational unit plans across Edison International and SCE to further integrate DEI into business

Edison International's industry-leading ESG profile received wide-ranging recognition and awards in 2023

Climate Change

Environmental Impact Award (Verdantix) — SCE

LACitizen Awards (Los Angeles Cleantech Incubator) — Pedro J. Pizarro

Policy Power Player of the Year: Countdown to 2045 (Smart Electric Power Alliance) — Edison International and SCE

Ranked 5th in the Top 24 Utility Decarbonization Index (National Public Utilities Council)

Technology Transfer Awards: Fleet Electrification Planning and Assessment for New Load (Electric Power Research Institute) — SCE

Transportation Power Player of the Year, Finalist: Transportation Electrification Technical Assistance Services (Smart Electric Power Alliance) — SCE

Diversity, Equity & Inclusion

Best Places to Work (Disability Equality Index — Disability:IN)

CII 5 Star Company (Hispanic Association on Corporate Responsibility)

Governance

Commitment to diverse leadership, Edison International Board members Pedro J. Pizarro and Michael Camuñez (Latino Leaders Magazine)

"GB" (Gender-balanced) corporation (50/50 Women on Boards)
Top-rated governance score (Institutional Shareholder Services)

"Trendsetter" 100% score on the CPA-Zicklin Index of Corporate Political Disclosure and Accountability (Center for Political Accountability)

Operational Excellence

"A" rating (Global Listed Infrastructure Organisation) America's Most JUST Companies Top 50 (JUST Capital)

Outstanding Customer Engagement (Edison Electric Institute) — SCE

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Second-Quarter Earnings Summary

	Q2 2024	Q2 2023	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 1.36	$ 1.09	$ 0.27
EIX Parent & Other	(0.22)	(0.17)	(0.05)
Basic EPS	**$ 1.14**	**$ 0.92**	**$ 0.22**
Less: Non-core Items[1]			
SCE	$ (0.09)	$ (0.14)	$ 0.05
EIX Parent & Other	—	0.05	(0.05)
Total Non-core Items	**$ (0.09)**	**$ (0.09)**	**$ —**
Core Earnings Per Share (EPS)			
SCE	$ 1.45	$ 1.23	$ 0.22
EIX Parent & Other	(0.22)	(0.22)	—
Core EPS	**$ 1.23**	**$ 1.01**	**$ 0.22**

Key SCE EPS Drivers[2]		
Higher revenue[3,4]		$ 0.83
GRC escalation	0.33	
Other CPUC revenue	0.52	
FERC and other operating revenue	(0.02)	
Higher O&M[4]		(0.35)
Higher depreciation[4]		(0.14)
Higher net financing costs[4]		(0.16)
Income taxes[3]		0.05
Other		—
Property and other taxes[4]	(0.03)	
Other income and expenses	0.03	
Results prior to impact from share dilution		$ 0.23
Impact from share dilution		(0.01)
Total core drivers		$ 0.22
Non-core items[1]		0.05
Total		$ 0.27

EIX EPS[2]	
Total core drivers	$ —
Non-core items[1]	(0.05)
Total	$ (0.05)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2024 second quarter key EPS drivers are reported based on 2023 weighted-average share count of 383.1 million. 2024 second quarter weighted-average shares outstanding is 385.5 million
3. Includes $0.06 lower revenue related to higher tax benefit subject to balancing accounts and offset with income taxes
4. Includes $0.55 recovered through regulatory mechanisms and offset with O&M $(0.39), depreciation $(0.09) and interest expense $(0.05) and property and other taxes $(0.02)

Note: Diluted earnings were $1.13 and $0.92 per share for the three months ended June 30, 2024 and 2023, respectively

Edison International | Second-Quarter 2024 Earnings Call

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Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

~$4.3 billion
memo account recovery 2021–Q2 2024[1]

~$1.6 billion
securitizations of AB 1054 capex completed

~$1.9 billion
remaining recoveries through 2026

Remaining GRC and Wildfire-related Application Recoveries

$ in Millions

Approved Applications

Application / Account	Balance @ June 30, '24	Recovery Through	Remaining Rate Recovery by Year		
			Q3–Q4 2024	2025	2026
✓ 2021 WM/VM	347	May '25	190	158	–
✓ 2022 CEMA	288	Sept. '25	72	216	–
✓ 2022 WM/VM—interim rate recovery	210	Feb. '26	37	148	25
✓ GRC Track 3	167	Sept. '25	67	100	–
✓ CSRP Track 1	146	Dec. '25	44	102	–
✓ GRC Track 2	89	Feb. '25	67	22	–
✓ 2021 CEMA	69	Dec. '24	69	–	–
✓ Others	71	Varies	52	19	–
Total	**1,388**		**598**	**765**	**25**

Pending Applications[2] *(Subject to CPUC Authorization)*

Application	Request[2,3]	Expected Amort.[2]	Expected Rate Recovery by Year		
			Q3–Q4 2024	2025	2026
WMCE	326	12 months	–	82	245
2022 WM/VM—non-interim rate recovery	174	12 months	–	102	73
Total	**500**		**–**	**184**	**318**

1. Includes ~$1.6 billion recovered through securitization of AB 1054 capital expenditures
2. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest that would also be authorized upon commission approval

Note: Numbers may not add due to rounding

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2025 GRC proceeding on track. SCE has reached partial settlements[1] with intervenors

During Q2, update testimony filed to reflect cost of capital and escalation rate changes

Updated Annual GRC Revenue Requirement Increases
$ Millions

2025	2026	2027	2028
~$1,900	~$670	~$750	~$730

Proceeding remains on track with original schedule

Remaining Events	Date
☐ Reply Briefs	August 5, 2024
☐ Proposed Decision (PD)	Within 90 days
☐ Oral Arguments	TBD by ALJs
☐ Final Decision	**≥30 days after PD**

Partial settlements[1] with intervenors covering 12 areas

– Represents ~19% of O&M and ~8% of capital request

– Would approve ~96% of requests in respective areas

- ✓ Wildfire Liability Customer-funded Self-insurance
- ✓ Billing Services, Credit and Payment Services
- ✓ Business Customer Services and Communications, Education, and Outreach
- ✓ Customer Experience Management
- ✓ Customer Programs Management
- ✓ Customer Contacts
- ✓ Environmental Services
- ✓ Employee Support
- ✓ Capital Forecast for Enterprise Technology and OU Capitalized Software (Technology Solutions)
- ✓ Training & Development
- ✓ Non-Wildfire Insurance
- ✓ Cybersecurity and Physical Security

1. Refers to stipulated agreements entered into the GRC's procedural record and the CPUC-approved Joint Motion For Early Decision Extending The Wildfire Liability Customer-Funded Self-Insurance Program

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2024 focus for 2017/18 Wildfire/Mudslide Events: Continued progress toward resolution; target Woolsey application in Q3

1 Resolve remaining claims in timely manner

- Individual plaintiff claims resolved[2] ~13,000
- Remaining individual plaintiffs[2]
  - TKM[1] ~120
  - Woolsey ~720

2 File Woolsey cost recovery application in Q3 2024

- In Q2 2024, **reached 90%+ completion** (substantial resolution for filing)
- Application will cover $5+ billion of costs (settlement, interest, and legal)

3 TKM[1] cost recovery proceeding progressing

- Schedule update issued in July: Extended date for motion for approval of settlement or case management statement to August 7
- If settlement not reached, hearings in November 2024 or January 2025

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. As of July 18, 2024

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Edison International | Second-Quarter 2024 Earnings Call 15 5.2 5.6 6.7 7.2 7.2 7.0 0.2 0.4 0.8 0.9 1.0 0.7 $5.4 $6.0 $7.5 $8.1 $8.2 $7.7 2023 2024 2025 2026 2027 2028 Capital deployment expected to increase in 2025–20281 Range Case2 (Recorded) $5.6 $6.6 $6.8 $6.8 $6.4 GRC underpins ~$38–43 billion 2023–2028 capex forecast; substantial additional investment opportunities offer upside 1. Forecast for 2025 includes amounts requested in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations CPUC FERC Capital Expenditures, $ in Billions Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+ Forecast

Edison International | Second-Quarter 2024 Earnings Call 16 33.6 35.9 41.8 45.3 48.7 51.8 7.6 7.5 7.6 7.7 8.1 8.8 $41.2 $43.4 $49.4 $53.0 $56.8 $60.6 2023 2024 2025 2026 2027 2028 Projected ~6–8% rate base growth 2023–2028; substantial additional investment opportunities offer upside 1. Weighted-average year basis 2. Range Case rate base reflects only changes in forecast capital expenditures CPUC FERC ~8% CAGR 2023–2028 Rate Base1 , $ in Billions Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in clean energy transition Range Case2 (Recorded) $43.0 $48.1 $50.4 $52.8 $55.3 Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+

EIX reaffirms 2024 Core EPS guidance of $4.75–5.05

EIX 2024 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	2023	2024 YTD	2024 Guidance
Rate Base EPS	5.51	2.94	6.11–6.17
SCE Operational Variance	0.82	0.27	0.50–0.69
SCE Costs Excluded from Authorized	(0.76)	(0.43)	(0.96)–(0.94)
EIX Parent and Other			
Operational expense	(0.11)	(0.03)	(0.11)–(0.10)
Interest expense, pref. div.	(0.70)	(0.38)	(0.79)–(0.77)
EIX Consolidated Core EPS	**$4.76**	**$2.37**	**$4.75–5.05**
Share Count (in millions)	*383.2*	*385.0*	*384.7*

2024 Modeling Considerations

Rate Base EPS: CPUC ROE: 10.75% / FERC ROE: 10.30%

SCE Operational Variance includes:

- AFUDC ~42¢
- 2022 CEMA *(Approved in May)* ~14¢

SCE Costs Excluded From Authorized includes:

- Wildfire claims debt interest[1] 62–64¢
  - Reflects refinancing of maturing wildfire claims debt
  - Additional debt issuance

Parent Interest Expense and Preferred Dividends:

- Reflects full year of debt issued in 2023 in excess of amounts needed to fund preferred stock repurchase and lower gain on repurchase

1. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

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Edison International | Second-Quarter 2024 Earnings Call 18 EIX expects 5–7% Core EPS growth for 2025–2028, with financing plan showing minimal equity needs 1. For 2025, represents the midpoint of the 2025 Core EPS guidance range for $5.50–5.90 2. Financing plan is subject to change. Does not incorporate potential cost recovery in the 2017/2018 Wildfire/Mudslide cost recovery proceedings, which could materially change the financing plan 3. EIX Dividends includes common and preferred dividends, which are subject to approval by the EIX Board of Directors 4. Incremental to refinancing of maturities. Values shown include both SCE and parent debt $5.70 $6.60–7.00 2025 Midpoint 2028 Achievable EPS growth for 2028 Core Earnings per Share Guidance1 5–7% CAGR Uses Sources 2025–2028 EIX consolidated financing plan2 $ in Billions Capital Plan $27–32 Dividends3 $6–7 Net cash provided by operating activities $25–28 Incremental Debt4 $8–11 Equity ~$0.4

EIX offers double-digit total return potential

5–7% Core EPS CAGR[1] 2021–2025 and 2025–2028	Underpinned by strong rate base growth of ~6–8% $38–43 billion 2023–2028 capital program
~4% current dividend yield[2]	20 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification Expected 35% load growth by 2035 and 80% by 2045

9–11% total return opportunity[3] before potential P/E multiple expansion driven by estimated 85–90%+ wildfire risk reduction[4], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021; CAGR for 2025–2028 based on the midpoint of 2025 Core EPS guidance range of $5.50–5.90
2. Based on EIX stock price on July 24, 2024
3. At current P/E multiple. Excludes changes in P/E multiple
4. Risk reduction based on mitigations through December 31, 2023

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ADDITIONAL INFORMATION

Year-to-Date Earnings Summary

	YTD 2024	YTD 2023	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 1.52	$ 2.06	$ (0.54)
EIX Parent & Other	(0.41)	(0.33)	(0.08)
Basic EPS	**$ 1.11**	**$ 1.73**	**$ (0.62)**
Less: Non-core Items[1]			
SCE	$ (1.26)	$ (0.46)	$ (0.80)
EIX Parent & Other	—	0.09	(0.09)
Total Non-core Items	**$ (1.26)**	**$ (0.37)**	**$ (0.89)**
Core Earnings Per Share (EPS)			
SCE	$ 2.78	$ 2.52	$ 0.26
EIX Parent & Other	(0.41)	(0.42)	0.01
Core EPS	**$ 2.37**	**$ 2.10**	**$ 0.27**

Key SCE EPS Drivers[2]		
Higher revenue[3,4]		$ 1.18
GRC escalation	0.65	
Other CPUC revenue	0.56	
FERC and other operating revenue	(0.03)	
Higher O&M[4]		(0.44)
Wildfire-related claims		0.01
Higher depreciation[4]		(0.22)
Higher net financing costs[4]		(0.29)
Income taxes[3]		0.04
Other		—
Property and other taxes[4]	(0.05)	
Other income and expenses	0.05	
Results prior to impact from share dilution		$ 0.28
Impact from share dilution		(0.02)
Total core drivers		$ 0.26
Non-core items[1]		(0.80)
Total		$ (0.54)

EIX EPS[2]	
EIX Parent and Other	0.01
Total core drivers	$ 0.01
Non-core items[1]	(0.09)
Total	$ (0.08)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2024 year-to-date key EPS drivers are reported based on 2023 weighted-average share count of 382.8 million. 2024 year-to-date weighted-average shares outstanding is 385.0 million
3. Includes $0.05 lower revenue related to higher tax benefit subject to balancing accounts and offset with income taxes
4. Includes $0.64 recovered through regulatory mechanisms and offset with O&M $(0.43), depreciation $(0.11), interest expense $(0.06) and property and other taxes $(0.04)

Note: Diluted earnings were $1.11 and $1.73 per share for the six months ended June 30, 2024 and 2023, respectively

Edison International | Second-Quarter 2024 Earnings Call

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Edison International | Second-Quarter 2024 Earnings Call 22 ✓ EIX’s 2024 financing plan completed 1. Financing plans are subject to change EIX 2024 Financing Plan1 Equity needs fully addressed: $100 million of equity need, $75 million pre-funded with excess JSN proceeds in Dec. 2023; remaining need fully addressed via internal programs in Q1 2024 ✓ Minimal debt financing: Issued $500 million parent debt in Q2 to refinance $500 million maturity

Resolution of 2017/2018 Wildfire/Mudslide Events advances

Application for TKM events in progress[1]

Status: Schedule update issued in July: Extended date for motion for approval of a settlement or a case management statement to August 7. If settlement not reached, hearings in November 2024 or January 2025

Request:

- $2.4 billion (settlements + financing and legal costs)
- Securitization of approved amounts
  - TKM Application: ~$1.50/month for average residential customer bill (vs. average of ~$178[2])

Woolsey cost recovery application: Targeting Q3 2024

Substantial progress resolving claims

$ in Billions, as of June 30, 2024[4]



9.9
Remaining[3]
0.6
Resolved
6.3
0.5
2.4
Cost recovery request of ~$6.9 billion
(+associated interest and legal costs)
SED agreement
Insurance and FERC recovery
Best Estimate of Total Losses

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. Non-CARE
3. After giving effect to all payment obligations under settlements entered into through June 30, 2024, including under the agreement with the Safety and Enforcement Division of the CPUC
4. Numbers may not add due to rounding

Edison International | Second-Quarter 2024 Earnings Call

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Edison International | Second-Quarter 2024 Earnings Call 24 SCE continues to fund wildfire claims payments with debt Series Principal Due Rate 2021K 450 8/1/24 0.975% 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2024C 600 3/1/26 5.350% 2023C 400 6/1/26 4.900% 2024A 500 2/1/27 4.875% 2022D 600 6/1/27 4.700% 2022F 750 11/1/27 5.850% 2023A 750 3/1/28 5.300% 2023E 550 10/1/28 5.650% 2024D 600 6/1/29 5.150% 2024F 750 6/1/31 5.450% 2022E 350 6/1/52 5.450% Total $6,950 Forecasted 2024 Interest (pre-tax)1: ~$335 Wildfire Claims Payment-Related Debt Issuances $ in Millions except percentages, as of June 30, 20241 Interest expense not currently recoverable in rates, however, will be included in 2017/2018 Wildfire/ Mudslide Events cost recovery applications SCE has waiver from CPUC, allowing exclusion with respect to certain current and future charges to equity and associated debt for calculating SCE’s regulatory equity ratio – Waiver approved through August 2025 (with ability to seek additional extension via application) or until CPUC makes a final determination on cost recovery for 2017/2018 Wildfire/Mudslide Events 1. Including projected 2024 financings

SCE's system average rate growth aligns closely with local inflation of 2.3% as historical costs roll out of rates

SCE System Average Rate Forecast[1,2]

Cents per kWh



Forecast →
~2.6% CAGR
26.7
27.5
27.5
28.3
29.6
Current
2025
2026
2027
2028

1. All rates include California Climate Credit
2. Forecast incorporate 2025 GRC approval at full request, current forecast of purchased power costs, and approval of filed applications. Forecast subject to change. Actual rates will vary based on actual authorized rates, changes in market prices, variability in sales, collections, and timing regulatory decisions, and other factors

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SCE Key Regulatory Proceedings

	Proceeding	Description	*Next Steps*
Base Rates	**2025 GRC** (A.23-05-010)	Sets CPUC base revenue requirement for 2025–2028. For more information, see the Investor Guide to SCE's 2025 GRC	*Reply briefs due August 5; Proposed decision scheduled to be issued within 90 days of reply briefs being submitted*
Wildfire	**TKM Cost Recovery** (A.23-08-013)	Request recovery of $2.4 billion of costs to resolve claims associated with the Thomas Fire and Montecito Mudslides and $65 million of restoration costs	*Motion for approval of a settlement or a case management statement due August 7*
	2022 Wildfire Mitigation & Vegetation Management (A.23-10-001)	Requesting approval of ~$384MM of rev. req. for incremental 2022 wildfire mitigation capex and O&M, and incremental 2022 veg. management O&M; Interim rate recovery of $210 million over 17-month period approved by CPUC in July 2024	*Intervenor testimony due September 17; Rebuttal testimony due October 22;* *Interim rate recovery expected to begin in October 2024*
	Wildfire Mitigation & Vegetation Management, Catastrophic Events (WMCE) (A.24-04-005)	Requesting approval of $326MM of rev. req. for incremental 2023 wildfire mitigation capex and O&M, incremental 2023 veg. management O&M, cumulative 2019–2023 incremental wildfire covered conductor program capex, storm-related costs associated with certain 2020–2022 events, and certain wildfire liability insurance premium expenses	*Supplemental testimony on revenue requirement due August 26; Intervenor testimony due December 6*

Edison International | Second-Quarter 2024 Earnings Call
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Edison International | Second-Quarter 2024 Earnings Call 27 TKM Cost Recovery Schedule Event Scoping Ruling Date ✓ Application Filed Complete ✓ Protests and responses Complete ✓ SCE’s reply to protests Complete ✓ Pre-hearing Conference Complete ✓ Intervenors’ prepared direct testimony Complete ✓ Rebuttal testimony Complete Joint Motion for Approval of Settlement or Case Management Statement August 7, 2024 Evidentiary Hearings Nov. 2024 or Jan. 2025 Opening Briefs TBD Reply Briefs (matter submitted) TBD Proposed Decision (PD) 90 days after submission Final Decision ≥30 days after PD 27

EIX reaffirms 5–7% 2021–2025 Core EPS growth rate target, which would result in 2025 Core EPS of $5.50–5.90[1]

2025 Core Earnings per Share Component Ranges

Component	Modeling Considerations
Rate Base EPS *(based on capex levels)* 6.85–7.00	• CPUC ROE of 10.75% and FERC ROE 10.30%
SCE Op. Variance 0.55–0.75	• AFUDC is the largest contributor: ~$0.40 • Timing of regulatory decisions and other variances from authorized • Continued reinvestment in operational excellence
SCE Costs Excluded from Authorized (1.05)–(0.95)	• Primarily wildfire claims payment-related debt • Current interest rate assumption for 5.3% (sensitivity: ~0.5¢ EPS per ±50bps change)
EIX Parent & Other (0.88)–(0.93)	• Current interest rate assumption for 6.1% (sensitivity: ~0.5¢ EPS per ±50bps change)

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range

Edison International | Second-Quarter 2024 Earnings Call
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Edison International | Second-Quarter 2024 Earnings Call 29 Key 2028 Earnings Sensitivities Variable Sensitivity 2028 EPS1 (“Per year” amounts refer to 2025–2028) Capex & Rate Base Rate Base $100 million/year of capex ~5¢ AFUDC Annual capex of $200 million 1¢ Requested ~$400 million increase in depreciation in 2025 GRC If requested increase not authorized +15–35¢ (on range case) Rates & Financing CPUC ROE (Currently 10.75%) 10 bps 7¢2 FERC ROE (Currently 10.30%) 10 bps 1¢2 Wildfire Debt Rate (4.6% weighted average portfolio) 20 bps 2¢ EIX Parent Debt Rate (5.0% weighted average portfolio) 20 bps 2¢ Equity (~$100 million/year 2025–2028) For each $10 million/year reduction +1¢ 1. Assumes ~390 million shares outstanding for 2028 2. Based on a CPUC / FERC rate base mix of 86% CPUC / 14% FERC and current authorized capital structures

Earnings Non-GAAP Reconciliations

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Net Income (Loss) Available to Edison International, $ in Millions

	Q2 2024	Q2 2023	2024	2023
SCE	$ 523	$ 420	$ 588	$ 790
EIX Parent & Other	(84)	(66)	(160)	(126)
Basic Earnings	**$ 439**	**$ 354**	**$ 428**	**$ 664**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(11)	(12)	(478)	(102)
Other Wildfires claims and expenses, net of recoveries	(2)	—	(121)	—
Wildfire Insurance Fund expense	(36)	(53)	(73)	(105)
2021 NDCTP probable disallowance	—	—	—	(30)
Customer cancellations of certain ECS data services	—	(17)	—	(17)
Insurance recovery related to employment litigation matter	—	10	—	10
Income tax benefit[1]	13	21	188	69
Subtotal SCE	***(36)***	***(51)***	***(484)***	***(175)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of (claims)	—	22	(1)	44
Income tax expense[1]	—	(5)	—	(9)
Subtotal EIX Parent & Other	***—***	***17***	***(1)***	***35***
Less: Total non-core items	**$ (36)**	**$ (34)**	**$ (485)**	**$ (140)**
SCE	559	471	1,072	965
EIX Parent & Other	(84)	(83)	(159)	(161)
Core Earnings	**$ 475**	**$ 388**	**$ 913**	**$ 804**

1. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues (claims) for EIS insurance contract are tax-effected at the federal statutory rate of 21%

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EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Available to Edison International[1]

	Q2 2024	Q2 2023	2024	2023
Basic EPS	**$ 1.14**	**$ 0.92**	**$ 1.11**	**$ 1.73**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(0.03)	(0.03)	(1.24)	(0.28)
Other Wildfires claims and expenses, net of recoveries	(0.01)	—	(0.31)	—
Wildfire Insurance Fund expense	(0.09)	(0.14)	(0.19)	(0.27)
2021 NDCTP probable disallowance	—	—	—	(0.08)
Customer cancellations of certain ECS data services	—	(0.04)	—	(0.04)
Insurance recovery related to employment litigation matter	—	0.03	—	0.03
Income tax benefit[2]	0.04	0.04	0.48	0.18
Subtotal SCE	***(0.09)***	***(0.14)***	***(1.26)***	***(0.46)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of (claims)	—	0.06	—	0.12
Income tax expense[2]	—	(0.01)	—	(0.03)
Subtotal EIX Parent & Other	***—***	***0.05***	***—***	***0.09***
Less: Total non-core items	***(0.09)***	***(0.09)***	***(1.26)***	***(0.37)***
Core EPS	**$ 1.23**	**$ 1.01**	**$ 2.37**	**$ 2.10**

1. 2024 EPS drivers are presented based on weighted-average share counts of 385.5 million and 385.0 million for Q2 and YTD, respectively; 2023 EPS drivers are presented based on weighted-average share counts of 383.1 million and 382.8 million for Q2 and YTD, respectively
2. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues (claims) for EIS insurance contract are tax-effected at the federal statutory rate of 21%

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EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Available to Edison International

	Midpoint of Guidance Range 2025	2024	2023	2022	2021
Basic EPS	**$ 5.70**	**$ 3.64**	**$ 3.12**	**$ 1.61**	**$ 2.00**
Non-Core Items					
SCE					
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	—	(1.24)	(1.65)	(3.27)	(3.25)
Other Wildfires claims and expenses, net of recoveries	—	(0.31)	(0.09)	—	—
Wildfire Insurance Fund expense	—	(0.19)	(0.56)	(0.56)	(0.57)
2021 NDCTP probable disallowance	—	—	(0.08)	—	—
Customer cancellations of certain ECS data services	—	—	(0.04)	—	—
Employment litigation matter, net of recoveries	—	—	0.03	(0.06)	—
Upstream lighting program decision	—	—	—	(0.21)	—
Impairments	—	—	—	(0.16)	(0.21)
Organizational realignment charge	—	—	—	(0.04)	—
Sale of San Onofre nuclear fuel	—	—	—	0.03	0.03
Income tax benefit[1]	—	0.48	0.66	1.17	1.06
EIX Parent & Other	—	—			
Customer revenues for EIS insurance contract, net of claims	—	—	0.11	0.09	0.06
Income tax benefit from settlement of 2007 – 2012 Califnornia tax audits	—	—	—	—	0.30
Income tax expense[1]	—	—	(0.02)	(0.01)	(0.01)
Less: Total non-core items	—	*(1.26)*	*(1.64)*	*(3.02)*	*(2.59)*
Core EPS	**$ 5.70**	**$ 4.90**	**$ 4.76**	**$ 4.63**	**$ 4.59**

1. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues (claims) for EIS insurance contract, net of claims are tax-effected at the federal statutory rate of 21%

Edison International | Second-Quarter 2024 Earnings Call

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Edison International | Second-Quarter 2024 Earnings Call 33 Low High Basic EIX EPS $3.49 $3.79 Total Non-Core Items1 (1.26) (1.26) Core EIX EPS $4.75 $5.05 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2024 EPS Available to Edison International

Edison International | Second-Quarter 2024 Earnings Call 34 Use of Non-GAAP Financial Measures EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (loss) internally for financial planning and for analysis of performance. Core earnings (loss) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (loss) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (loss) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments, wildfire-related claims, and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation.